Exhibit 10.3

Amendment of solicitation modification of contract 1. Contract id code page of pages 2. Amendment/modification no. P00007 3. Effective date see block 16c aspr-barda code 6. Issued by 4. Requisition by (if other than item 6) code aspr-barda 5. Project no. (if applicable) 7. Administered by if other than item 6  8. Name and address of contractor (no., street, country, state and zip code (aspr-barda) 200 independence ave., s.w. Room 640-g Washington dc 20201 aspr-barda us dept of health & human services biomedical advanced research & development aut 200 independence ave, s.w. Washington dc 20201 t2 biosystems, inc. 1512719 attn: alec barclay t2 biosystems, inc . 101 hartwell ave lexington ma 02421 (x) 9a. Amendment of solicitation no. 9b. Dated (see item 11) 9b. Dated (see item 11) 10a. Modification of contract/order no. 75a50119c00053 10b. Dated (see item 13) 09/30/2019 code 1512719 facility code 11. This item only applies to amendments of solicitations the above numbered solicitation is amended as set forth in ltem 14. The hour and date specified for receipt of offers is extended. Is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods (a) by completing items 8 and 15, and returning copies or the amendment. (d) by acknowledging receipt of this amendment on each copy of the offer submitted, or (c) by separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. Failure of your acknowledgement to be received at the place designated for the receipt of offers prior to the hour and date specified may result in rejection of your offer. F by virtue of this amendment you desire to change an offer already submitted, such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified. 12. Accounting and appropriation data (if required) see schedule 13. This item only applies to modification of contracts/orders. It modifies the contract/order no. As described in item 14. Check one a. This change order is issued pursuant to. (Specify authority) the changes set forth in item 14 are made in the contract order no. In item 10a. B. The above numbered contract order is modified to reflect the administrative changes (such as changes in paying office appropriation data, etc.) Set forth in item 14, pursuant to the authority of far 43.103(b). C. This supplemental agreement is entered into pursuant to authority of far part 43.103(a)- bilateral modification d. Other (specify type of modification and authority) 14. Description of amendment/modification (organized by ucf section headings; including solicitation/contract subject matter where feasible) tax id number: 20-4821488 duns number: 803126320 the purpose of this modification is to remove stephen hagan as t2 biosystems, inc. Point of contact. Add alec barclay as the t2 biosystems, inc. Point of contact. Period of performance: 04/01/2022 to 07/31/2022